Exhibit 99.1

AGILYSYS FISCAL 2020 SECOND QUARTER REVENUE RISES 19.1% TO RECORD $40.7 MILLION

Sixth Consecutive Quarter of Record Revenue Includes Record Recurring Revenue of $20.3 Million

Raises Fiscal 2020 Revenue Guidance to an Expectation of Approximately 14% Year-Over-Year Growth

Alpharetta, GA – October 24, 2019 - Agilysys, Inc. (Nasdaq: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2020 second quarter ended September 30, 2019.

Summary of Fiscal 2020 Second Quarter Financial Results

•	Total net revenue increased 19.1% to a record $40.7 million, compared to total net revenue of $34.2 million in the comparable prior-year period.
•

Recurring revenues (which are comprised of support, maintenance and subscription services) were a record $20.3 million, or 49.9% of total net revenue, compared to $18.9 million, or 55.1% of total net revenue, for the same period in fiscal 2019. Subscription revenues increased 16% year over year and comprised 36.1% of total recurring revenues, compared to 33.6% of total recurring revenues in the second quarter of fiscal 2019.

•	Gross margin was 49.6% in the fiscal 2020 second quarter, compared to 51.9% in the comparable prior-year period.
•

Net loss in the fiscal 2020 second quarter was $(2.9) million, or $(0.13) per diluted share, compared to a net loss of $(3.8) million, or $(0.16) per diluted share, in the comparable prior-year period.

•	Adjusted EBITDA (non-GAAP) was $3.0 million, compared to $2.6 million in the comparable prior-year period.
•	Free cash flow (non-GAAP) in the fiscal 2020 second quarter was $1.8 million, compared to free cash flow of $(2.0) million in the fiscal 2019 second quarter (see reconciliation below).

Ramesh Srinivasan, President and CEO of Agilysys, commented, “Our visibility for consistent revenue growth continues to improve as, excluding one outlying quarter in fiscal 2016, the fiscal 2020 second quarter was our strongest quarter of selling success and deal closing since we transformed Agilysys to a pure-play hospitality software solutions company in fiscal 2014. In fact, our most recent four quarters represent four of our five best-ever quarters for selling success. This momentum is also reflected in our operating results as in the fiscal 2020 second quarter we generated record quarterly revenue of $40.7 million, representing our fifth consecutive quarter of double-digit year over year quarterly revenue growth and the sixth consecutive quarter of record revenue. Recurring revenue for the fiscal 2020 second quarter was a record, as it increased approximately 8% year over year, inclusive of a 16% increase in subscription revenue. In addition, this was also our highest ever quarter for professional services revenue, as we had our most productive quarter of global implementations. Professional services revenue growth and implementation levels are good indicators of our business momentum. We expect the significant increase in the number of current and upcoming software implementations to drive solid future recurring revenue growth. Based on our current selling activity trends, with the most recent five quarters all being record quarters for closed sales deals involving software subscription services, we expect a majority of such recurring revenue growth will be related to subscription revenue.

“With our product development resources strength at a record high, we continue to innovate in our existing and new product portfolio at an increasing pace. Combining this product innovation with our world class customer services and support is helping us grow our market share across our product verticals and the markets we serve. We remain committed to our goal of growing revenue in a prudent and profitable manner and expect that this disciplined approach will continue to generate growing shareholder value.”

Raises Fiscal 2020 Revenue Outlook

Agilysys today raised its forecast for fiscal 2020 full year revenue growth as the Company now expects an approximate 14% year-over-year increase compared to fiscal 2019 revenue of approximately $141 million. The Company’s prior expectation was for an approximate 11% year-over-year increase. The Company reiterated its forecast for an approximate 25% improvement in Adjusted EBITDA (non-GAAP measure) in fiscal 2020, compared to fiscal 2019 Adjusted EBITDA of approximately $10 million. Agilysys also continues to expect fiscal 2020 free cash flow will be significantly more than the $1.7 million of free cash flow generated in fiscal 2019.

The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, less capitalized software development costs. Management believes free cash flow is another meaningful measure of the Company’s operating performance.

Tony Pritchett, Chief Financial Officer, commented, “The fiscal 2020 second quarter results again offer clear evidence of the success our operating initiatives are generating for our business. Our ability to drive product and services revenue growth even faster than expected has established a stronger foundation for consistent recurring revenue growth going forward. With each quarter that we deliver profitable revenue growth, we have a higher level of confidence in our outlook as reflected in the upward revision to our forecast for full year revenue growth, which we now expect will improve by 14%. We are hitting our stride as we continue to position the Company for a prosperous future that includes consistent growth across our financial results.”

2020 Second Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, October 24, 2019, at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 334-323-0501 (domestic or international); and the conference ID number is 2091971. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our guidance relating to revenue, Adjusted EBITDA and free cash flow, and statements we make regarding recurring revenue and subscription revenue growth, continuing business momentum and improvements in financial results and shareholder value.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our ability to achieve operational efficiencies and meet customer demand for products and services and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, Adjusted EBITDA less capitalized software development costs, Adjusted Earnings from Operations, product development plus capitalized software development costs, and free cash flow. Management believes that such information can enhance investors’ understanding of the company’s ongoing operations. See the accompanying table below for a definition and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys has been a leader in hospitality software for more than 40 years, delivering innovative guest-centric technology solutions for gaming, hotels, resorts and cruise, corporate foodservice management, restaurants, universities, stadia and healthcare. Agilysys offers the most comprehensive software solutions in the industry, including point-of-sale (POS), property management (PMS), inventory and procurement, payments, and related applications, to manage the entire guest journey. Agilysys is known for its leadership in hospitality, its broad product offerings and its customer-centric service. Some of the largest hospitality companies around the world use Agilysys solutions to help improve guest loyalty, drive revenue growth and increase operational efficiencies. Agilysys operates across North America, Europe, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contacts:

Dave Wood

VP, Corporate Strategy and Investor Relations

Agilysys, Inc.

770-810-7920 or investorrelations@agilysys.com

Richard Land, Norberto Aja

JCIR

212-835-8500 or agys@jcir.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net revenue:
Products	$11,873	$8,769	$22,742	$17,849
Support, maintenance and subscription services	20,329	18,856	40,411	36,785
Professional services	8,520	6,578	15,958	13,576
Total net revenue	40,722	34,203	79,111	68,210
Cost of goods sold:
Products (inclusive of developed technology amortization)	9,794	7,703	18,417	14,833
Support, maintenance and subscription services	4,654	3,977	8,834	8,051
Professional services	6,057	4,774	11,628	9,688
Total cost of goods sold	20,505	16,454	38,879	32,572
Gross profit	20,217	17,749	40,232	35,638
Gross profit margin	49.6%	51.9%	50.9%	52.2%
Operating expenses:
Product development	10,778	10,151	20,842	17,240
Sales and marketing	4,890	4,393	9,389	9,146
General and administrative	6,038	5,176	11,911	11,181
Depreciation of fixed assets	707	676	920	1,282
Amortization of intangibles	614	674	1,292	1,217
Restructuring, severance and other charges	190	448	421	889
Legal settlements	(119)	35	(119)	126
Total operating expense	23,098	21,553	44,656	41,081
Operating loss	(2,881)	(3,804)	(4,424)	(5,443)
Other (income) expense:
Interest (income)	(114)	(97)	(194)	(152)
Interest expense	2	3	3	5
Other expense, net	108	28	193	228
Loss before taxes	(2,877)	(3,738)	(4,426)	(5,524)
Income tax expense	41	53	67	4
Net loss	$(2,918)	$(3,791)	$(4,493)	$(5,528)

Weighted average shares outstanding	23,238	23,131	23,225	23,113
Loss per share - basic and diluted:
Loss per share	$(0.13)	$(0.16)	$(0.19)	$(0.24)

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share data)	September 30,	March 31,
	2019	2019
ASSETS
Current assets:
Cash and cash equivalents	$38,915	$40,771
Accounts receivable, net of allowance for doubtful accounts of $632 and $788, respectively	23,117	27,000
Contract assets	3,906	2,921
Inventories	954	2,044
Prepaid expenses and other current assets	5,501	6,272
Total current assets	72,393	79,008
Property and equipment, net	15,290	15,838
Operating lease right-of-use assets	12,717	—
Goodwill	19,622	19,622
Intangible assets, net	8,415	8,438
Software development costs, net	28,264	34,567
Deferred income taxes, non-current	678	443
Other non-current assets	6,416	5,675
Total assets	$163,795	$163,591
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,836	$4,718
Contract liabilities	29,541	38,669
Accrued liabilities	9,984	14,892
Operating lease liabilities, current	4,201	—
Finance lease obligations, current	23	22
Total current liabilities	52,585	58,301
Deferred income taxes, non-current	870	861
Operating lease liabilities, non-current	10,609	—
Finance lease obligations, non-current	28	35
Other non-current liabilities	1,338	3,772
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 23,658,529 and 23,501,193 shares outstanding at September 30, 2019 and March 31, 2019, respectively	9,482	9,482
Treasury shares, 7,948,302 and 8,105,638 at September 30, 2019 and March 31, 2019, respectively	(2,386)	(2,433)
Capital in excess of stated value	2,909	781
Retained earnings	88,558	93,051
Accumulated other comprehensive loss	(198)	(259)
Total shareholders' equity	98,365	100,622
Total liabilities and shareholders' equity	$163,795	$163,591

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
(In thousands)	September 30,
	2019	2018
Operating activities
Net loss	$(4,493)	$(5,528)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Net restructuring, severance and other charges	85	(126)
Net legal settlements	(15)	126
Loss on disposal of property & equipment	4	-
Depreciation	920	1,282
Amortization	1,292	1,217
Amortization of developed technology	6,303	6,010
Deferred income taxes	(239)	54
Share-based compensation	1,827	1,674
Change in cash surrender value of company owned life insurance policies	(7)	(8)
Changes in operating assets and liabilities	(4,443)	(7,449)
Net cash provided by (used in) operating activities	1,234	(2,748)
Investing activities
Capital expenditures	(1,940)	(1,333)
Capitalized software development costs	—	(2,189)
Investments in corporate-owned life insurance policies	(2)	(2)
Net cash used in investing activities	(1,942)	(3,524)
Financing activities
Repurchase of common shares to satisfy employee tax withholding	(1,053)	(557)
Principal payments under long-term obligations	(12)	(59)
Net cash used in financing activities	(1,065)	(616)
Effect of exchange rate changes on cash	(83)	(151)
Net decrease in cash and cash equivalents	(1,856)	(7,039)
Cash and cash equivalents at beginning of period	40,771	39,943
Cash and cash equivalents at end of period	$38,915	$32,904

AGILYSYS, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EARNINGS FROM OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
(In thousands)	September 30,		September 30,
	2019	2018	2019	2018
Net loss	$(2,918)	$(3,791)	$(4,493)	$(5,528)
Income tax expense	41	53	67	4
Loss before taxes	(2,877)	(3,738)	(4,426)	(5,524)
Depreciation of fixed assets	707	676	920	1,282
Amortization of intangibles	614	674	1,292	1,217
Amortization of developed technology	3,128	3,347	6,303	6,010
Interest (income), net	(112)	(94)	(191)	(147)
EBITDA (a)	1,460	865	3,898	2,838
Share-based compensation	1,345	1,265	1,827	1,674
Restructuring, severance and other charges	190	448	421	889
Other non-operating expense	108	28	193	228
Legal settlements	(119)	35	(119)	126
Adjusted EBITDA (b)	2,984	2,641	6,220	5,755
Capitalized software development costs	—	(57)	—	(2,189)
Adjusted EBITDA less capitalized software development costs (c)	2,984	2,584	6,220	3,566
Capital expenditures	(1,369)	(589)	(1,940)	(1,333)
Adjusted Earnings from Operations (d)	$1,615	$1,995	$4,280	$2,233

Product development (operating expenses)	$10,778	$10,151	$20,842	$17,240
Capitalized software development costs	—	57	—	2,189
Product development plus capitalized software development costs (e)	$10,778	$10,208	$20,842	$19,429

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest expense, depreciation and amortization

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as income before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) restructuring, severance, and other charges, iii) asset write-offs and other fair value adjustments, iv) share-based compensation, and v) other non-operating (income) expense

(c) Adjusted EBITDA less capitalized software development costs, a non-GAAP financial measure, is defined as Adjusted EBITDA, less capitalized software development costs

(d) Adjusted Earnings from Operations, a non-GAAP financial measure, is defined as Adjusted EBITDA less capitalized software development costs, less capital expenditures

(e) Product development plus capitalized software development costs, a non-GAAP financial measure, is defined as total product development costs plus capitalized software development costs

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended		Six Months Ended
(In thousands)	September 30,		September 30,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$3,147	$(1,385)	$1,234	$(2,748)
Capital expenditures	(1,369)	(589)	(1,940)	(1,333)
Capitalized software development costs	—	(57)	—	(2,189)
Free cash flow (a)	$1,778	$(2,031)	$(706)	$(6,270)

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by (used in) operating activities, less capital expenditures, less capitalized software development costs